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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EDITAS MEDICINE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EDITAS MEDICINE, INC.

11 Hurley Street
Cambridge, Massachusetts 02141

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To be held June 15, 2017

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Editas Medicine, Inc., which is scheduled to be held on Thursday, June 15, 2017 at 1:00 p.m. Eastern time, at our headquarters, 11 Hurley Street, Cambridge, Massachusetts 02141.

Only stockholders who owned common stock at the close of business on April 18, 2017 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

  1.
  Election of three Class I directors to our board of directors, each to serve until the 2020 annual meeting of stockholders;

  2.
  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  3.
  Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information, including the nominees for directors, in the attached Proxy Statement. The board of directors recommends that you vote in favor of each of proposals one and two as outlined in the attached Proxy Statement.

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 26, 2017, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 18, 2017, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

  •
  Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

  •
  Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);

  •
  Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

  •
  Vote in person at the Annual Meeting.

If your shares are held in "street name," that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By order of the Board of Directors,
Katrine S. Bosley President and Chief Executive Officer

Cambridge, Massachusetts
April 26, 2017

Editas Medicine, Inc.

Proxy Statement

Page
Proxy Statement	1
Important Information About the Annual Meeting and Voting	2
Proposal No. 1—Election of Three Class I Directors	6
Proposal No. 2—Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017	12
Corporate Governance	14
Executive and Director Compensation	21
Transactions with Related Persons	27
Principal Stockholders	30
Section 16(a) Beneficial Ownership Reporting Compliance	33
Report of the Audit Committee	34
Householding	35
Stockholder Proposals	35
Other Matters	36

EDITAS MEDICINE, INC.
11 Hurley Street
Cambridge, Massachusetts 02141
617-401-9000

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
to be held June 15, 2017

This proxy statement and the enclosed proxy card contain information about the Annual Meeting of Stockholders of Editas Medicine, Inc., or the Annual Meeting, to be held on Thursday, June 15, 2017 at 1:00 p.m. Eastern time, at the company's headquarters, 11 Hurley Street, Cambridge, Massachusetts 02141. The board of directors of Editas is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of "Editas," "our," "we" or "us" refers to Editas Medicine, Inc. and its wholly owned subsidiary.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 15, 2017:

This proxy statement and our 2016 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or 2016 Annual Report, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are also available on the SEC's website at http://www.sec.gov.

On or about April 26, 2017, we will mail a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our 2016 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

  1.
  Election of three Class I directors to our board of directors, each to serve until the 2020 annual meeting of stockholders;

  2.
  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  3.
  Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first two items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

        FOR the election of the three nominees to serve as Class I directors on our board of directors for a three-year term; and

        FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Availability of Proxy Materials

The Notice regarding our proxy materials, including this proxy statement and our 2016 Annual Report, is being mailed to stockholders on or about April 26, 2017. Our proxy materials are also available for viewing, printing and downloading on the Internet at http://www.proxyvote.com.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 18, 2017 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 18, 2017, there were 41,345,285 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a "stockholder of record" and a beneficial owner of shares held in "street name"

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a "stockholder of record" of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on such Notice.

Beneficial Owners of Shares Held in Street Name.    If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in "street name." In this case, your Notice has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

  •
  By Telephone.  You may transmit your proxy voting instructions by calling 1-800-690-6903. You will need to have your Notice or proxy card in hand when you call.

  •
  Via the Internet.  You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card. You will need to have your Notice or proxy card in hand when you access the website.

  •
  By Mail.  If you received (or requested and received) a printed copy of the proxy materials, you may vote by proxy by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you.

  •
  In Person at the Annual Meeting.  You may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you are the beneficial owner of shares held in "street name" and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and present it with your ballot to the inspector of election at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you. You may obtain directions to the location of the Annual Meeting by calling our offices at 617-401-9000.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m. Eastern time on June 14, 2017, and mailed proxy cards must be received by June 14, 2017 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in "street name" will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Ballot Measures Considered "Discretionary" and "Non-Discretionary"

If your shares are held in "street name," your bank, broker or other nominee may under certain circumstances vote your shares if you do not return voting instructions. Banks, brokers or other nominees are permitted to vote customers' shares for which they have received no voting instructions on specified routine, or "discretionary," matters, but they are not permitted to vote these shares on other non-routine, or "non-discretionary," matters.

The election of directors (Proposal No. 1) is considered a non-discretionary matter under applicable rules. Therefore, if your shares are held in "street name," your bank, broker or other nominee cannot vote on this matter without voting instructions from you. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Proposal No. 2) is considered a discretionary matter under applicable rules. Therefore, if your shares are held in "street name," your bank, broker or other nominee may exercise discretionary authority to vote on this matter in the absence of voting instructions from you.

If you do not instruct your bank, broker or other nominee how to vote with respect to the election of directors (Proposal No. 1), your bank, broker or other nominee may not vote with respect to this proposal and your shares will be counted as "broker non-votes." Broker non-votes are shares that are held in "street name" by a bank, broker or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

For purposes of determining whether a quorum exists, we will count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented in person at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are "broker non-votes."

Votes Required to Elect a Director and Ratify Appointment of Ernst & Young LLP

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1).

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted "for" or "against" such matter (Proposal No. 2).

Abstentions and broker non-votes will not be counted as votes cast or votes on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on any of the proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

  •
  by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the "How to Vote" section above;

  •
  by voting in person at the meeting; or

  •
  by filing a written revocation with our corporate Secretary.

If your shares are held in "street name," you may submit new voting instructions by contacting your bank, broker or other organization holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the "How to Vote" section above.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

 PROPOSAL NO. 1—ELECTION OF THREE CLASS I DIRECTORS

Our board of directors currently consists of seven members. In accordance with the terms of our restated certificate of incorporation and our amended and restated by-laws, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

  •
  the Class I directors are Alexis Borisy, Douglas G. Cole, M.D., and Akshay K. Vaishnaw, M.D., Ph.D., and their term will expire at the Annual Meeting;

  •
  the Class II directors are Kevin Bitterman, Ph.D. and Boris Nikolic, M.D., and their term expires at the annual meeting of stockholders to be held in 2018; and

  •
  the class III directors are Katrine S. Bosley and John D. Mendlein, Ph.D., J.D., and their term expires at the annual meeting of stockholders to be held in 2019.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation and our amended and restated by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation and amended and restated by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Mr. Borisy and Drs. Cole and Vaishnaw for election as Class I directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

We have no formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to our board of directors' effectiveness as a whole are described in the following paragraphs.

Nominees for Election as Class I Directors

Biographical information, including principal occupation and business experience during the last five years, for our nominees for election as Class I directors at our Annual Meeting is set forth below.

Age
Alexis Borisy has served as a member of our board of directors since November 2013. Mr. Borisy joined Third Rock Ventures, a life sciences venture capital firm focused on the formation, development and strategy of new companies, in 2009, and has been a partner since 2010. He co-founded Foundation Medicine, Inc., a public molecular information company, in 2009 and served as its interim Chief Executive Officer through May 2011; he currently serves as chairman. Mr. Borisy also co-founded Blueprint Medicines Corporation, a public oncology company, in 2010, served as its interim chief executive officer from 2013 to 2014, and he currently serves on its board of directors. In addition, since 2011, Mr. Borisy has served as chairman of Warp Drive Bio, LLC, a private life sciences company focusing on genomics, where he served as chief executive officer from 2011 to July 2013. Mr. Borisy also serves on the board of directors of Magenta Therapeutics, Inc., a private biotechnology company, Relay Therapeutics, Inc., a private biotechnology company, Revolution Medicines, Inc., a private company focused on the discovery and development of innovative drugs derived from natural compounds, and Tango Therapeutics, Inc., a private biotechnology and drug development company. From 2007 through 2012, Mr. Borisy served as chairman of FORMA Therapeutics, Inc., a private life science company focused on targeting cancers for treatment. In 2000, Mr. Borisy founded CombinatoRx, Inc. (now EPIRUS Biopharmaceuticals, Inc.), a public drug development company, and served as its chief executive officer and on its board of directors from 2000 to 2009. Mr. Borisy holds a B.S. in chemistry from the University of Chicago and an A.M. from Harvard University. We believe Mr. Borisy's experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry qualifies him to serve on our board of directors.	45

Douglas G. Cole, M.D., has served as a member of our board of directors since November 2013. Dr. Cole is a managing partner of venture firm Flagship Pioneering, where he has focused on life science investments since 2001. In the past five years, Dr. Cole has served on the boards of the following public biopharmaceutical companies: Agios Pharmaceuticals, Inc., Concert Pharmaceuticals, Inc., Receptos, Inc., which was acquired by Celgene, Inc., and Tetraphase Pharmaceuticals, Inc. He also serves or has served on the boards of directors of several private biopharmaceutical and diagnostics companies, including Avedro, Inc., Denali Therapeutics, Inc., Ensemble Therapeutics Corporation, Quanterix Corporation, Selecta Biosciences, Inc., Seventh Sense Biosystems, Inc., and Torque Therapeutics, Inc. Dr. Cole holds a B.A. in English from Dartmouth College and an M.D. from the University of Pennsylvania School of Medicine. We believe Dr. Cole's qualifications to sit on our board of directors include his substantial experience as an investor in emerging biopharmaceutical and life sciences companies, as well as his experience serving on the board of directors for several biopharmaceutical companies.	56

Age
Akshay K. Vaishnaw, M.D., Ph.D. has served as a member of our board of directors since July 2016. Dr. Vaishnaw has served as the Executive Vice President of Research and Development of Alnylam Pharmaceuticals, Inc., which develops RNA-based therapies, since December 2014 and as Chief Medical Officer of Alnylam since June 2011. Prior to that, Dr. Vaishnaw held a variety of positions at Alnylam, including Senior Vice President, Clinical Research from 2008 to 2011 and Vice President, Clinical Research from 2006 to 2007. Since December 2014, Dr. Vaishnaw has served as a director of Visterra, Inc., a private biopharmaceutical company focused on antibody-based therapies. From 1998 to 2005, Dr. Vaishnaw held various positions at Biogen, Inc. (formerly Biogen Idec, Inc.), a biopharmaceutical company. Dr. Vaishnaw is a Fellow of the Royal College of Physicians, United Kingdom. He received his M.D. from University of Wales College of Medicine and his Ph.D. from the University of London. We believe Dr. Vaishnaw's qualifications to sit on our board of directors include his strong medical background and experience as an executive at biopharmaceutical companies.	54

The board of directors recommends voting "FOR" the election of Alexis Borisy, Douglas G. Cole, M.D., and Akshay K. Vaishnaw, M.D., Ph.D. as Class I directors, for a three-year term ending at the annual meeting of stockholders to be held in 2020.

Any properly submitted proxy will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board of directors.

Directors Continuing in Office

Biographical information, including principal occupation and business experience during the last five years, for our directors continuing in office after the Annual Meeting is set forth below.

Age
Class II Directors (Term Expires at 2018 Annual Meeting)

Kevin Bitterman, Ph.D., has served as a member of our board of directors since June 2014. From November 2013 until June 2014, Dr. Bitterman served as our President. Dr. Bitterman currently serves as a partner at venture firm Polaris Partners, where he has been employed since 2004 and where he focuses on investments in life sciences companies. Dr. Bitterman is a cofounder of Sirtris Pharmaceuticals, Inc., which was acquired by GlaxoSmithKline plc., and was the founding Chief Executive Officer at Visterra Inc. and Morphic Rock, LLC. Dr. Bitterman serves as a director of Genocea Biosciences, Inc., a public biopharmaceutical company, and of Direct Vet Marketing, Inc., Epacing Inc., Kala Pharmaceuticals, Inc., KSQ Therapeutic, LLC, Morphic Rock Therapeutic LLC, Neuronetics, Inc., and TARIS Biomedical, Inc., each a private company. Dr. Bitterman received a Ph.D. in genetics from Harvard Medical School and a B.A. in biological sciences from Rutgers College. We believe that Dr. Bitterman's extensive experience investing in, guiding, and leading start-up and early phase companies, as well as his experience as a director of other companies, qualifies him to serve as a member of our board of directors.	40

Age
Boris Nikolic, M.D., has served as a member of our board of directors since August 2015. Dr. Nikolic has served as managing partner of investment fund bng0, LLC since February 2015 and has served as Managing Partner of investment fund Biomatics Capital since April 2014. From April 2009 to April 2014, he served as Chief Advisor for Science and Technology to Bill Gates at bgC3, a think tank. From 2002 to 2010, Dr. Nikolic was an assistant professor at Harvard Medical School. Dr. Nikolic earned his M.D. from the Zagreb Medical School in Zagreb, Croatia. He has currently serves on the board of directors of Digisight Technologies, Inc., a private software company, and Omniome, Inc., a private biotechnology company. He previously served on the board of directors of Schrödinger, LLC, a private chemical simulation software company, and BlueTalon, Inc., a private software company. We believe Dr. Nikolic's qualifications to sit on our board of directors include his substantial experience as an investor in life sciences companies, as well as his medical experience.	47

Age
Class III Directors (Term Expires at 2019 Annual Meeting)

Katrine S. Bosley has served as our President and Chief Executive Officer and a member of our board of directors since June 2014. Prior to joining Editas, Ms. Bosley was the Entrepreneur-in-Residence at The Broad Institute from September 2013 to May 2014. She served as Chief Executive Officer of Avila Therapeutics Inc., a biotechnology company, from May 2009 to March 2012, when Avila was acquired by Celgene Corporation, a public biopharmaceutical company. Ms. Bosley served as President, Celgene Avilomics Research at Celgene from March 2012 to May 2012. Before Avila, she served as Vice President, Business Development at Adnexus Therapeutics, Inc., a private biopharmaceutical company, which was purchased by Bristol-Myers Squibb Company in 2008, and she was Vice President, Strategic Operations at Adnexus, a Bristol-Myers Squibb Company. She joined Adnexus from Biogen Idec, Inc., a public biotechnology company, where she held roles in business development, commercial operations, and portfolio strategy in the United States and Europe. Earlier, she was part of the healthcare team at the venture firm Highland Capital Partners. Ms. Bosley currently serves as chairman of the board of directors of Genocea Biosciences, Inc., a public biotechnology company, and is a director of Galapagos NV, a public biotechnology company. She also serves on the board of directors of the Biotechnology Industry Organization (BIO), a not-for-profit organization. Ms. Bosley graduated from Cornell University with a B.A. in biological sciences. We believe that Ms. Bosley's operational and historical experience with Editas gained from serving as our President and Chief Executive Officer and member of our board of directors, combined with her prior experiences in creating strategic and business development value and her network in the biopharmaceutical industry, qualifies her to serve as a member of our board of directors.	49

Age
John D. Mendlein, Ph.D., J.D., joined our board of directors in January 2016. Since July 2010, he has served as Executive Chairman of aTyr Pharma, Inc., a public biopharmaceutical company, and since September 2011, he has also served as aTyr's Chief Executive Officer. Dr. Mendlein is Vice Chairman of the Board of Fate Therapeutics, Inc., a public biopharmaceutical company, and also serves on the boards of directors of Moderna Therapeutics, Inc. and Pronutria Biosciences, Inc., both private biopharmaceutical companies, and the BIO emerging companies board. From 2005 to 2008, Dr. Mendlein served as the Chief Executive Officer of Adnexus. Dr. Mendlein also served on the board of directors of Monogram Biosciences, Inc., then a public HIV and oncology diagnostic company that was acquired by Laboratory Corporation of America Holdings in 2009. Before that, he served as Chairman and Chief Executive Officer of Affinium Pharmaceuticals, Ltd., a private specialty pharmaceutical company (acquired by Debiopharm Group), from 2000 to 2005, and as a director, General Counsel, and Chief Knowledge Officer at Aurora Bioscience Corporation, then a public drug discovery company (acquired by Vertex Pharmaceuticals), from August 1996 to September 2001. Dr. Mendlein holds a Ph.D. in physiology and biophysics from the University of California, Los Angeles, a J.D. from the University of California, Hastings College of the Law, and a B.S. in biology from the University of Miami. We believe that Dr. Mendlein's experience working as an executive for, and serving on the boards of directors of, numerous public and private life sciences companies qualifies him to serve as a member of our board of directors.	57

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Executive Officers Who Are Not Directors

Biographical information for our executive officers who are not directors is listed below.

Age
Charles Albright Ph.D., has served as our Chief Scientific Officer since August 2016. Prior to joining Editas, Albright served in a variety of roles at Bristol-Myers Squibb Company, a biopharmaceutical company, from January 2004 to August 2016, serving most recently as the Vice President, Genetically Defined Diseases and Genomics. Dr. Albright received his B.S. in chemical engineering and a Ph.D. in biology from the Massachusetts Institute of Technology.	59

Gerald Cox, M.D., Ph.D., has served as our Chief Medical Officer since October 2016. Prior to joining Editas, Dr. Cox served in a variety of roles at Sanofi Genzyme, a biotechnology company, from August 2000 to August 2016, serving most recently as the Vice President of Clinical Development for Rare Diseases. Since July 1994, Dr. Cox has served as a Staff Physician in Genetics at Boston Children's Hospital and, since August 1994, as an Instructor in Pediatrics at Harvard Medical School. Dr. Cox received his B.A. in biology from Harvard College and his M.D. and Ph.D. from the University of California at San Diego.	58

Age
Andrew A. F. Hack, M.D., Ph.D., has served as our Chief Financial Officer since July 2015. Prior to joining Editas, from May 2011 to June 2015, Dr. Hack was a portfolio manager at Millennium Management LLC, an institutional asset manager, where he ran a healthcare fund focused on biotechnology, pharmaceutical, and medical device companies. Before joining Millennium Management, Dr. Hack was a healthcare analyst at HealthCor Management, L.P., a registered investment advisor, from December 2008 to May 2011. Prior to HealthCor, Dr. Hack served as a healthcare analyst for hedge fund Carlyle-Blue Wave Partners and as principal of the MPM BioEquities Fund, a hedge fund that was affiliated with MPM Capital. Dr. Hack began his investment career covering the biotechnology sector at investment banks Banc of America Securities LLC and Rodman & Renshaw, LLC. Dr. Hack co-founded Reify Corporation, a life science tools and drug discovery company. Dr. Hack serves as a director of Mersana Therapeutics, Inc., a private company. Dr. Hack received his B.A. in biology with special honors from the University of Chicago, where he also received his M.D. and Ph.D.	43

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2017

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2017. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2016 and 2015.

	2016	2015
Audit fees(1)	$452,500	$1,251,259
Audit-related fees	—	—
Tax fees(2)	12,330	7,500
All other fees	—	—

Total fees	$464,830	$1,258,759

(1)
Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our consolidated financial statements and review of the registration statement on Form S-1 for our initial public offering, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice, and tax planning.

The aggregate fees included in the Audit Fees are those fees billed for the fiscal year. The aggregate fees included in the Tax Fees are those fees billed in the fiscal year.

Audit Committee Pre-Approval Policy and Procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee's pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval. The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

During our 2016 and 2015 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting "FOR" Proposal No. 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Any properly submitted proxy will be voted in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 unless a contrary specification is made in the proxy.

 CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

  •
  Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

  •
  Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

  •
  Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

  •
  Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

  •
  Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

  •
  Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

  •
  Nominees should normally be able to serve for at least three years before reaching the age of 75.

The nominating and corporate governance committee may use a third party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading "Stockholder Proposals." Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates. In January 2017, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Mr. Borisy and Drs. Cole, Mendlein, Nikolic and Vaishnaw is an "independent director" as defined under NASDAQ Listing Rules. Our board of directors has also determined that Mr. Borisy and Drs. Cole and Nikolic, who comprise our audit committee, and Drs. Cole, Mendlein and Vaishnaw, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and the nominating and corporate governance committee is posted on the corporate governance section of the "Investors & Media" section on our website, which is located at http://www.editasmedicine.com.

Audit Committee

The members of our audit committee are Alexis Borisy, Douglas G. Cole, M.D., and Boris Nikolic, M.D. Mr. Borisy is the chair of our audit committee. Our board of directors has determined that each of Mr. Borisy and Drs. Cole and Nikolic is independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has determined that we do not have an "audit committee financial expert" as defined by applicable SEC rules serving on our audit committee. Our board of directors believes that, given the size and stage of development of our company, an audit committee financial expert is not necessary at this time because the collective financial and business expertise of the members of the audit committee is sufficient to satisfy the functions of the audit committee under the terms of the audit committee charter. In making this determination, our board of directors has considered the formal education and nature and scope of our audit committee members' previous experience, coupled with past and present service on various audit committees. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. The audit committee met four times during the year ended December 31, 2016, including telephonic meetings. Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of the registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

  •
  overseeing our internal audit function, if any;

  •
  discussing our risk management policies;

  •
  establishing procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our internal auditing staff, our independent registered public accounting firm, and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

The members of our compensation committee are Douglas G. Cole, M.D., John D. Mendlein, Ph.D., J.D., and Akshay K. Vaishnaw, M.D., Ph.D. Dr. Mendlein is the chair of our compensation committee. Our board of directors has determined that each of Drs. Cole, Mendlein, and Vaishnaw is independent within the meaning of Rule 10C-1 under the Exchange Act. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met five times during the year ended December 31, 2016, including telephonic meetings. Our compensation committee's responsibilities include:

  •
  reviewing and making recommendations to our board of directors with respect to the compensation of our Chief Executive Officer;

  •
  reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

  •
  overseeing the evaluation of our senior executives;

  •
  reviewing and making recommendations to our board of directors with respect to our incentive compensation and equity based compensation plans;

  •
  overseeing and administering our equity based plans;

  •
  reviewing and making recommendations to our board of directors with respect to director compensation;

  •
  reviewing and discussing with management our "Compensation Discussion and Analysis" disclosure to the extent such disclosure is required by SEC rules; and

  •
  preparing the compensation committee report to the extent required by SEC rules.

The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the compensation committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the compensation committee grants the compensation committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee may, in its sole discretion, retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

The compensation committee engaged Pearl Meyer, as its compensation consultant during 2016. Our compensation committee considered the relationship that Pearl Meyer has with us, the members of our Board of Directors and our executive officers. Based on the committee's evaluation, the compensation committee has determined that no conflicts of interest exist between the company and Pearl Meyer.

Pearl Meyer assisted the committee in conducting a competitive compensation assessment for our executive officers for the fiscal year ended December 31, 2016, as well as in connection with determination of compensation for executive officers we hired in 2016. In evaluating the total compensation of our executive officers, the compensation committee, with the assistance of Pearl Meyer, established a peer group of 22 publicly traded companies in the biopharmaceutical industry that was comprised of companies whose market capitalization, number of employees, maturity of product development pipeline and area of therapeutic focus are similar to ours.

Pearl Meyer also supplemented the peer group information with published survey data, which provided a broader market representation of companies and deeper position reporting.

Historically, our compensation committee reviews all compensation components including base salary, bonus, benefits, equity incentives and other perquisites, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation and provides a recommendation on the compensation of our Chief Executive Officer and our other executive officers to our board of directors. In addition, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The compensation committee also makes recommendations to our board of directors regarding the compensation of non-employee directors and has the authority to administer our equity-based plans.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. Pursuant to our 2015 Stock Incentive Plan, the compensation committee has delegated to our Chief Executive Officer the authority to approve grants of stock options to employees who are not executive officers, subject to certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. Dr. Bitterman, a member of our compensation committee from January 2016 to January 2017, served as our President from November 2013 until June 2014.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Douglas G. Cole, M.D., John D. Mendlein, Ph.D., J.D., and Boris Nikolic, M.D. Dr. Mendlein is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee met three times during the year ended December 31, 2016, including telephonic meetings. Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  recommending to our board of directors the persons to be nominated for election as directors and to each of our board of directors' committees;

  •
  developing and recommending to our board of directors corporate governance principles; and

  •
  overseeing periodic evaluations of our board of directors.

Board and Committee Meetings Attendance

The full board of directors met 14 times during 2016. During 2016, each member of the board of directors, other than Dr. Cole, attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. We did not hold an annual meeting of stockholders during the time we were a public company in 2016.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted under the heading "Corporate Governance" on the Investors & Media section of our website, which is located at http://www.editasmedicine.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

  •
  our board's principal responsibility is to oversee the management of our company;

  •
  except as required by NASDAQ rules, a majority of the members of our board must be independent directors;

  •
  the independent directors meet in executive session at least twice a year;

  •
  directors have full and free access to management and, as necessary, independent advisors; and

  •
  our nominating and corporate governance committee will oversee periodic self-evaluations of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading "Corporate Governance" on the Investors & Media section of our website, which is located at http://www.editasmedicine.com.

Board Leadership Structure and Board's Role in Risk Oversight

Our amended and restated by-laws and Corporate Governance Guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement the role of Lead Independent Director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. At this time, we do not have a Chairman of the Board or a Lead Independent Director. Our board of directors believes that oversight of our company is the responsibility of our board of directors as a whole, and this responsibility can be properly discharged without a Chairman and Lead Independent Director.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under "Risk Factors" in our 2016 Annual Report. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our board and its committees oversee the risk management activities of management. Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices. Our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors or otherwise the chairman of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Editas Medicine, Inc.
11 Hurley Street
Cambridge, Massachusetts 02141
United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board (if one is appointed and is an independent director), the lead director (if one is appointed) or otherwise the chairman of the nominating and corporate governance committee, subject to the advice and assistance of counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material elements of our executive compensation policies for our "named executive officers" and the most important factors relevant to an analysis of these policies. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the "Summary Compensation Table" below, or our "named executive officers," and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

2016 Summary Compensation Table

The following table sets forth information regarding compensation earned by our President and Chief Executive Officer during the year ended December 31, 2015 and by our President and Chief Executive Officer, Chief Scientific Officer and Chief Medical Officer during the year ended December 31, 2016.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Katrine S. Bosley(3)	2016	450,000	429,255	222,750	1,102,005
President and Chief Executive Officer	2015	386,200	—	121,653	507,853
Charles Albright, Ph.D.(4)	2016	136,538	2,506,028	44,297	2,686,863
Chief Scientific Officer
Gerald Cox, M.D., Ph.D.	2016	100,000	2,367,450	—	2,467,450
Chief Medical Officer(5)

(1)
Reflects the aggregate grant date fair value of stock and option awards granted during the year in question calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. See Note 11 to our audited consolidated financial statements appearing in our 2016 Annual Report for assumptions underlying the valuation of equity awards.

(2)
2016 amounts represent a cash bonus award earned by our President and Chief Executive Officer and our Chief Scientific Officer during 2016 and paid to each of them in 2017. 2015 amounts represent a cash bonus award earned by our President and Chief Executive Officer during 2015 and paid to her in 2016.

(3)
Ms. Bosley also serves as a member of our board of directors but does not receive any additional compensation for her service as a director.

(4)
Dr. Albright's employment commenced with us in August 2016. The 2016 salary and non-equity incentive plan compensation amounts reported reflect the pro rata portion of Dr. Albright's annual salary of $375,000 from commencement of his employment through December 31, 2016 and a pro-rated bonus.

(5)
Dr. Cox's employment commenced with us in October 2016. The 2016 salary reported reflects the pro rata portion of Dr. Cox's annual salary of $400,000 from commencement of his employment through December 31, 2016. Dr. Cox was not eligible for a bonus in 2016 due to his start date occurring in the fourth quarter of 2016.

Narrative Disclosure to Summary Compensation Table

Base Salary.    In 2016, we paid an annual base salary of $450,000 to Ms. Bosley and $136,538 and $100,000 to Drs. Albright and Cox, which represents a pro rata portion of an annual base salary of $375,000 and $400,000, respectively. In 2015, we paid an annual base salary of $386,200 to Ms. Bosley.

We use base salaries to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus.    Our board of directors may, in its discretion, award bonuses to our named executive officers from time to time. We typically establish annual bonus targets based around a set of specified corporate goals for our named executive officers and conduct an annual performance review to determine the attainment of such goals. Our management may propose bonus awards to our board of directors primarily based on such review process. Our board of directors makes the final determination of the eligibility requirements for and the amount of such bonus awards. Under the terms of their respective offer letters, each of our named executive officers is eligible to receive an annual cash bonus, as determined by our board of directors in its sole discretion, with a target of a specified percentage of such officer's annual base salary earned in such particular calendar year, which percentage shall be subject to adjustment from time to time by our board of directors in its sole discretion. Our board of directors determines the amount of the bonus, if any, based on its assessment of the named executive officer's performance and that of the company against appropriate goals established annually by our board of directors. The current target annual bonus percentage for each of our named executive officers is 55%, 35% and 35% for Ms. Bosley, Dr. Albright and Dr. Cox, respectively. With respect to 2016, we awarded a bonus of $222,750 to Ms. Bosley and a bonus of $44,297 to Dr. Albright based on our achievement of certain company goals and, in the case of Dr. Albright, achievement of individual goals. Dr. Albright's 2016 bonus was pro rated due to Dr. Albright's employment commencing in the third quarter of 2016. Dr. Cox was not eligible for a bonus in 2016 due to his start date occurring in the fourth quarter of 2016. With respect to 2015, we awarded a bonus of $121,653 to Ms. Bosley based on our achievement of certain company goals.

Equity Incentives.    Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options or other forms of awards available under our stock incentive plan.

In 2016, we granted options to purchase an aggregate of 38,461, 225,000 and 225,000 shares of common stock to Ms. Bosley, Dr. Albright and Dr. Cox, respectively. We did not make any equity awards to Ms. Bosley in 2015.

We typically grant stock option awards at the start of employment to each executive and our other employees. In 2017, we adopted an annual grant process and we retain discretion to provide additional targeted grants in certain circumstances.

We award our stock options on the date our board of directors approves the grant. We set the option exercise price and grant date fair value based on our per-share estimated valuation on the date of grant. For grants in connection with initial employment, vesting begins on the initial date of employment. Time vested stock option grants to our executives and other employees typically vest 25% on the first anniversary of grant or, if earlier, the initial employment date and in equal monthly installments thereafter, through the fourth anniversary of the vesting commencement date, and have a term of ten years from the grant date.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Katrine S. Bosley	—	38,461	(1)	16.00	2/2/2026	511,112	(2)	8,295,348
Charles Albright, Ph.D.	—	225,000	(3)	16.51	9/8/2026	—		—
Gerald Cox, M.D., Ph.D.	—	225,000	(4)	15.48	10/4/2026	—		—

(1)
This option was granted on February 3, 2016. 25% of the shares vested February 2, 2017, and the remaining 75% of the shares are scheduled to vest in equal monthly installments on the second day of each month until February 2, 2020.

(2)
1,362,966 shares of restricted common stock were awarded on June 18, 2014. 25% of the shares vested on June 16, 2015, and the remaining 75% of the shares are scheduled to vest in equal monthly installments thereafter until June 18, 2018.

(3)
This option was granted on September 9, 2016. 25% of the shares are scheduled to vest on August 22, 2017, and the remaining 75% of the shares are scheduled to vest in equal monthly installments thereafter until August 22, 2020.

(4)
This option was granted on October 5, 2016. 25% of the shares are scheduled to vest on October 3, 2017, and the remaining 75% of the shares are scheduled to vest in equal monthly installments thereafter until October 3, 2020.

Agreements with our Executive Officers

We have entered into written offer letters with each of our named executive officers. These agreements set forth the terms of the named executive officer's compensation, including his or her initial base salary, and an initial annual cash bonus opportunity, which may be changed by the board directors or the compensation committee. In addition, the offer letters provide that the named executive officers are eligible to participate in company-sponsored benefit programs that are available generally to all of our employees. In connection with hiring Dr. Cox, our board of directors approved an inducement grant of an option to purchase up to 225,000 shares of our common stock, with an exercise price of $15.48 per share, which was equal to the closing price per share of our common stock on the date of grant. The option is scheduled to vest over four years, with 25% of the shares scheduled to vest on October 3, 2017, and the remainder scheduled to vest ratably at the end of each subsequent month thereafter through October 3, 2020, subject to Dr. Cox's continued service relationship with our company through the applicable vesting dates.

Potential Payments upon Termination or Change in Control

Our severance benefits plan, which we refer to as the Severance Plan, provides severance benefits to certain of our executives, including our named executive officers, and other employees designated by our board of directors or an authorized committee thereof, if their employment is terminated by us "without cause" or, only in connection with a "change in control" of our company, they terminate employment with us for "good reason" (as each of those terms is defined in the Severance Plan).

Under the Severance Plan, if we terminate an eligible executive's employment without cause prior to or more than 12 months following the closing of a change in control of our company, the executive is entitled to (a) continue receiving his or her base salary for a specified period (in the case of our Chief Executive Officer, other C-level officers, and Senior Vice Presidents, for 12 months, and, in the case of Vice Presidents, for six months) following the date of termination, which we refer to as the Severance Period, (b) company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for the Severance Period, and (c) the amount of any unpaid annual bonus determined by our board of directors to be payable to the executive for any completed bonus period which ended prior to the date of such executive's termination.

The Severance Plan also provides that if, within 12 months following the closing of a change in control of our company, we terminate an eligible executive's employment without cause or such executive terminates his or her employment with us for good reason, each of which events we refer to as a Change in Control Termination, the executive is entitled to (a) continue receiving his or her base salary for a specified period (in the case of our Chief Executive Officer, other C-level officers, and Senior Vice Presidents, for 12 months, and, in the case of Vice Presidents, for nine months) following the date of termination, which we refer to as the Change in Control Severance Period, (b) company contributions to the cost of health care continuation under COBRA during the Change in Control Severance Period, (c) the amount of any unpaid annual bonus determined by our board of directors to be payable to the executive for any completed bonus period which ended prior to the date of such executive's termination, and (d) an additional single lump sum bonus payment in an amount equal to the multiple of (i) a fraction the numerator of which is the numbers of months in the Change in Control Severance Period and the denominator of which is 12 and (ii) the eligible executive's target annual bonus for the year of the Change in Control Termination. In addition, in the event of a Change in Control Termination, all of the executive's outstanding unvested equity awards will immediately vest in full on the date of such termination.

All payments and benefits provided under the Severance Plan are contingent upon the execution and effectiveness of a release of claims by the executive in our favor and continued compliance by the executive with any proprietary information and inventions, nondisclosure, non-competition, and non-solicitation (or similar) agreement to which we and the executive are party.

Ms. Bosley and Drs. Albright and Cox are entitled to severance benefits pursuant to the Severance Plan. Additionally, if Ms. Bosley terminates her employment for good reason at a time that is prior to or more than 12 months following a change in control of our company, she is entitled, pursuant to the terms of her offer letter, to (i) continue receiving her base salary for a period of 12 months following the date of termination and (ii) company contributions to the cost of health care continuation under COBRA for 12 months.

Other Agreements

We have also entered into employee confidentiality, non-solicitation, non-competition and proprietary information agreements with each of our named executive officers. Under these agreements, each of our named executive officers has agreed (1) not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, (2) not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment, (3) to protect our confidential and proprietary information, and (4) to assign to us related intellectual property developed during the course of his or her employment.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate promptly following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2017, and have the amount of the reduction contributed to the 401(k) plan. We provide a 200% match of employee contributions under our 401(k) plan, up to a limit on our contributions of the lesser of $6,000 and 3% of the employee's salary.

Rule 10b5-1 Sales Plans

Certain of our executive officers have adopted, and other directors and executive officers may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Director Compensation

We do not pay any compensation to our President and Chief Executive Officer in connection with her service on our board of directors. The compensation that we pay to our President and Chief Executive Officer is discussed earlier in this "Executive and Director Compensation" section.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board and of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors and no fee was payable in respect of any period prior to February 2, 2016, the effective date of the registration statement for our initial public offering. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairman Annual Fee
Board of Directors	$35,000	$75,000
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$4,000	$8,000

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our board of director and committee meetings.

In addition, under our director compensation program, each non-employee director receives under our 2015 stock incentive plan, or the 2015 plan, upon his or her initial election to our board of directors, an option to purchase 23,076 shares of our common stock. Each of these options vests as to one-third of the shares of our common stock underlying such option on each anniversary of the grant date until the third anniversary of the grant date, subject to the non-employee director's continued service as a director. Further, on the date of the first board meeting held after each annual meeting of stockholders, each non-employee director that has served on our board of directors for at least six months receives, under the 2015 plan, an option to purchase 11,538 shares of our common stock. Each of these options will vest in full on the one-year anniversary of the grant date unless otherwise provided at the time of grant, subject to the non-employee director's continued service as a director. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant and become exercisable in full upon a change in control of our company.

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2016. There were no outstanding equity awards held by our non-employee directors as of December 31, 2016 other than the options described in footnotes (2) and (3) to the following table.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)		Total ($)
Kevin Bitterman, Ph.D.	43,217	—		43,217
Alexis Borisy	45,492	—		45,492
Douglas G. Cole, M.D.	40,032	—		40,032
John D. Mendlein, Ph.D., J.D.	48,221	1,073,067	(2)	1,121,288
Boris Nikolic, M.D.	42,307	—		42,307
Akshay K. Vaishnaw, M.D., Ph.D.(3)	15,014	424,679	(4)	439,693

(1)
Reflects the aggregate grant date fair value of option awards granted during the year in question calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation. See Note 11 to our audited consolidated financial statements appearing in our 2016 Annual Report for assumptions underlying the valuation of equity awards.

(2)
This option was granted on February 3, 2016 in connection with Dr. Mendlein's election to our Board of Directors. The 96,153 shares subject to the option are scheduled to vest over three years in equal monthly installments of one thirty-sixth of the shares beginning on February 24, 2016 through January 24, 2019.

(3)
Dr. Vaishnaw joined our board of directors in July 2016.

(4)
This option was granted on July 28, 2016 in connection with Mr. Vaishnaw's election to our Board of Directors. The 23,076 shares subject to the option are scheduled to vest over three years in equal yearly installments of one third of the shares beginning on July 28, 2017 through July 28, 2019.

 TRANSACTIONS WITH RELATED PERSONS

The following is a description of transactions since January 1, 2016 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Participation in initial public offering and subsequent offering

In our initial public offering, funds affiliated with FMR LLC, Viking Global Investors L.P. and Deerfield Management Company, L.P., each of whom was one of our 5% stockholders at the time of our initial public offering, purchased 2,500,000, 1,000,000 and 100,000 shares of our common stock, respectively. Such purchases were made through the underwriters at the initial public offering price of $16.00 per share for an aggregate purchase price of $57.6 million.

In March 2017, we sold 4,600,000 shares of our common stock at a price of $22.50 per share pursuant to an underwritten public offering, which we refer to as our March 2017 offering. FMR LLC, which was an existing beneficial owner of more than 5% of our voting securities, purchased an additional 430,000 shares of our common stock in our March 2017 offering. Such purchase was made through the underwriters at the public offering price of $22.50 per share for an aggregate purchase price of $9.7 million.

Director Affiliations

Some of our directors are affiliated with entities which beneficially own or owned 5% or more of our common stock, as indicated in the table below:

Director	Principal Stockholder
Kevin Bitterman, Ph.D.	Polaris Venture Partners VI, L.P. and affiliate
Alexis Borisy	Third Rock Ventures III, L.P.
Douglas G. Cole, M.D.	Flagship Ventures Fund IV, L.P. and affiliate
Boris Nikolic, M.D.	bng0, LLC

Sublease

In February 2017, we entered into a sublease with Tango Therapeutics, Inc., or Tango, under which we agreed to sublease approximately 9,654 square feet of our corporate offices at 11 Hurley Street, Cambridge, MA 02141 to Tango over a sublease term running from February 2017 to August 2018, with rent payments of approximately $0.7 million per year due to us from Tango over the term of the sublease. One of our directors, Alexis Borisy, is the president and chairman of the board of directors of Tango. In addition, Mr. Borisy is a general partner of the general partner of Third Rock Ventures IV, L.P., which owns a majority of the outstanding capital stock of Tango. This arrangement was approved by the audit committee of our board of directors pursuant to the terms of our Related Person Transaction policy, discussed below.

Investors' Rights Agreement

We are a party to an amended and restated investors' rights agreement, or the Investors' Rights Agreement, dated as of August 4, 2015, with holders of our previously-outstanding preferred stock, including certain of our 5% stockholders and their affiliates and entities affiliated with certain of our officers and directors. The Investors' Rights Agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Employment Agreements

See the "Executive and Director Compensation—Agreements with our Executive Officers" section of this proxy statement for a further discussion of these arrangements.

Indemnification of Officers and Directors

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our current and former directors that may be broader in scope than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware. In the case of those of our directors who are affiliated with certain of our 5% stockholders or their affiliates, the indemnification agreements also provide for indemnification of the applicable 5% stockholder or affiliate.

Policies and Procedures for Related Person Transactions

We have adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person's position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:

  •
  the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

  •
  the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

  •
  the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our Chief Financial Officer and will be reviewed and approved by our audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, our audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee following such transaction or following the date that such transaction comes to the attention of the Chief Financial Officer. The policy also provides that alternatively, our Chief Financial Officer may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, the policy provides that any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by our compensation committee in the manner to be specified in the charter of the compensation committee.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person's interests in the transaction. As appropriate for the circumstances, the policy provides that the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of business of our company;

  •
  whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the audit committee will review all relevant information available to it about the related person transaction. The policy provides that the audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 31, 2017 by:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our executive officers and directors as a group.

The column entitled "Percentage of Shares Beneficially Owned" is based on a total of 41,344,250 shares of our common stock outstanding as of March 31, 2017.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after March 31, 2017 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 11 Hurley Street, Cambridge, Massachusetts 02141. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with FMR LLC(1)	5,498,390	13.3%
Entities affiliated with Third Rock Ventures III, L.P.(2)	3,906,176	9.4%
Entities affiliated with Polaris Ventures Partners VI, L.P.(3)	3,797,144	9.2%
Entities affiliated with Flagship Ventures Management, Inc.(4)	3,376,184	8.2%
bng0, LLC(5)	2,649,572	6.4%
Named Executive Officers and Directors
Charles Albright, Ph.D.(6)	1,875	*
Katrine S. Bosley(7)	1,466,114	3.5%
Kevin Bitterman, Ph.D.(8)	3,797,144	9.2%
Alexis Borisy	479	*
Douglas G. Cole, M.D.	—	—
Gerald Cox, M.D., Ph.D.	—	—
John D. Mendlein, Ph.D., J.D.(9)	42,735	*
Boris Nikolic, M.D.(10)	2,649,572	6.4%
Akshay K. Vaishnaw, M.D., Ph.D.	—	—
All executive officers and directors as a group (10 persons)(11)	8,065,640	19.4%

*
Less than 1%.

(1)
FMR LLC reports sole voting power with respect to 677,885 shares and sole dispositive power with respect to 5,498,390 shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, or FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. The number of shares we have reported as beneficially owned by FMR LLC and its affiliates (and the other information in this footnote) is based on a Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2017, is given as of December 30, 2016, and does not include 430,000 shares of our common stock purchased by FMR LLC in our March 2017 offering, as described in more detail under "Transactions with Related Persons—Participation in initial public offering and subsequent offering" in this proxy statement.

(2)
Consists of 3,906,176 shares of common stock held by Third Rock Ventures III, L.P., or TRV III LP. Each of (i) Third Rock Ventures III GP, L.P., or TRV III GP, the general partner of TRV III LP, (ii) Third Rock Ventures GP III, LLC, or TRV III LLC, the general partner of TRV III GP, and (iii) Mark Levin, Kevin Starr, and Robert Tepper, the managers of TRV III LLC, may be deemed to have voting and investment power over the shares held of record by TRV III LP. Each of TRV III GP, TRV III LLC, Mark Levin, Kevin Starr, and Robert Tepper disclaims beneficial ownership of such shares, except to the extent of their respective pecuniary interests therein. The address of TRV III LP is 29 Newbury Street, Suite 401, Boston, MA 02116.

(3)
Consists of (i) 3,587,501 shares of common stock held directly by Polaris Venture Partners VI, L.P. and (ii) 209,643 shares of common stock held directly by Polaris Venture Partners Founders' Fund VI, L.P., or together with Polaris Venture Partners VI, L.P., the Polaris Funds. Polaris Venture Management Co. VI, L.L.C., or Polaris Management, is the general partner of each of the Polaris Funds and may be deemed to have sole power to vote and dispose of the shares held by the Polaris Funds. Each of David Barrett, Brian Chee, Jonathan Flint, Terrance McGuire, Amir Nashat and Bryce Youngren, collectively referred to as the Managing Members, are the managing members of Polaris Management and may be deemed to share voting and dispositive power with respect to the shares held by the Polaris Funds. Dr. Bitterman, a member of our board of directors, has an assignee interest in Polaris Management and may be deemed to share voting and dispositive powers with respect to the shares held by the Polaris Funds by virtue of his relationship to Polaris Management. Each of Polaris Management, the Managing Members and Dr. Bitterman disclaim beneficial ownership of all of the shares owned by the Polaris Funds, except to the extent of their respective and proportionate pecuniary interests therein. The address of the Polaris Funds is One Marina Park Drive, 10th Floor, Boston, Massachusetts 02210.

(4)
Consists of (i) 2,700,951 shares of common stock held by Flagship Ventures Fund IV, L.P. and (ii) 675,233 shares of common stock held by Flagship Ventures Fund IV-Rx, L.P., or collectively, the Flagship Funds. Flagship Ventures Fund IV General Partner LLC, or Flagship GP, is the general partner of the Flagship Funds. Noubar B. Afeyan, Ph.D., and Edwin M. Kania, Jr. are the managers of Flagship GP. As a result, each of Flagship GP, Mr. Afeyan, and Mr. Kania may be deemed to possess voting and investment control over, and may be deemed to have indirect beneficial ownership with respect to, all shares held by the Flagship Funds. Each of Flagship GP, Mr. Afeyan, and Mr. Kania disclaims beneficial ownership of such shares, except to the extent of their respective pecuniary interests therein. Dr. Cole, a member of our board of directors, is a member of Flagship GP and does not have voting or investment control over the shares held by the Flagship Funds. Dr. Cole disclaims beneficial ownership of all shares held by the Flagship Funds, except to the extent of his pecuniary interest therein. The address of the Flagship Funds is 55 Cambridge Parkway Suite 800E, Cambridge, Massachusetts 02142.

(5)
Consists of shares of common stock held by bng0, LLC. Boris Nikolic, M.D., a member of our board of directors, is a member and the managing director of bng0, LLC. He has voting and investment power over such shares and may be deemed the indirect beneficial owner of such shares. Dr. Nikolic disclaims beneficial ownership over such shares, except to the extent of any pecuniary interest therein. The address of bng0, LLC is 1107 First Avenue, Apt. 1305, Seattle, WA 98101.

(6)
Consists of 1,875 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2017.

(7)
Consists of 1,441,095 shares of common stock, of which 369,137 remain subject to vesting 60 days after March 31, 2017, and 25,019 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2017.

(8)
Consists of the shares described in note (3) above. Dr. Bitterman, a member of our board of directors, has an assignee interest in Polaris Management. To the extent that he is deemed to share voting and investment powers with respect to the shares held by the Polaris Funds, Dr. Bitterman disclaims beneficial ownership of all the shares held by the funds except to the extent of his pecuniary interest therein.

(9)
Consists of 42,735 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2017.

(10)
Consists of the shares described in note (5) above. Dr. Nikolic is a member and the managing director of bng0, LLC and may be deemed the indirect beneficial owner of such shares. Dr. Nikolic disclaims beneficial ownership over such shares, except the extent of his pecuniary interest therein.

(11)
Includes 369,137 shares of common stock that remain subject to vesting 60 days after March 31, 2017 and 177,350 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2017.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and other securities with the Securities Exchange Commission. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2016, all executive officers, directors, and greater than 10% stockholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

 REPORT OF THE AUDIT COMMITTEE

Our audit committee has reviewed our audited financial statements for the year ended December 31, 2016 and discussed them with our management and our independent registered public accounting firm, Ernst &Young LLP.

Our audit committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to our audit committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the audit committee has discussed with the company's independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that our financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

By the audit committee of the board of directors of Editas Medicine, Inc.

Alexis Borisy, Chairman
Douglas G. Cole, M.D.
Boris Nikolic, M.D.

 HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements, annual reports, and notices of Internet availability of proxy materials. This means that only one copy of our documents, including the Notice, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141, Attention: Investor Relations, telephone: 617-401-9000. If you want to receive separate copies of our proxy statements, annual reports, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2018 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 27, 2017. However, if the date of the 2018 annual meeting of stockholders is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2018 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141, Attention: Investor Relations.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder's intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2018 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 15, 2018 and no later than March 17, 2018.

 OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors
Katrine S. Bosley President and Chief Executive Officer

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. EDITAS MEDICINE, INC. 11 HURLEY STREET CAMBRIDGE, MA 02141 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E27502-P92990 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EDITAS MEDICINE, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01) 02) 03) Alexis Borisy Douglas G. Cole, M.D. Akshay K. Vaishnaw, M.D., Ph.D. For Against Abstain The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E27503-P92990 EDITAS MEDICINE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 15, 2017 1:00 P.M. The stockholder(s) hereby appoint(s) Katrine S. Bosley, Andrew A. F. Hack and Charlene Stern, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EDITAS MEDICINE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M., Eastern Time on June 15, 2017, at 11 Hurley St., Cambridge, MA 02141, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side V.1.1 Address Changes/Comments: